                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                August 12, 1996
               Date of Report (Date of earliest event reported)

                    ADVANCED DEPOSITION TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)


         1-12230                                          04-2865714
(Commission File Number)                       (IRS Employer Identification No.)


                         580 Myles Standish Boulevard
                         Taunton, Massachusetts 02780
                   (Address of principal executive offices)


                                (508) 823-0707
             (Registrant's telephone number, including area code)

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Item 4.    Change in Registrant's Certifying Accountant
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     On August 12, 1996, by mutual understanding with the Registrant, Arthur
Andersen, LLP ("Arthur Andersen") advised the Registrant that Arthur Andersen would no longer serve as the Registrant's independent public accountants. Such decision has been approved by the Registrant's Board of Directors.

     Arthur Andersen's reports on the consolidated financial statements for the Registrant's fiscal years ended December 31, 1995 and December 31, 1994 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to audit scope or accounting principles. Arthur Andersen's report on the consolidated financial statements for the year ended December 31, 1995, contained an explanatory paragraph relating to the uncertainty regarding the Registrant's ability to continue as a going concern due to its working capital deficiency and the expiration of the Registrant's banking arrangement.

     Arthur Andersen disagreed with the Registrant's accounting for the termination of an exclusivity agreement contained in the Registrant's Form 10-Q for the quarter ended March 31, 1996 as filed on May 20, 1996. The Registrant filed an amended Form 10-Q in which it restated the consolidated financial statements to reverse the gain recorded on the termination of the exclusivity agreement. The Registrant believes that Arthur Andersen is now in agreement with the Registrant's accounting for the termination of the exclusivity agreement. Neither the Board of Directors, nor any committee of the Board, discussed the disagreement with Arthur Andersen. Although the Registrant has not yet appointed a successor public accountant, the Registrant has authorized Arthur Andersen to respond fully to any inquiries concerning the foregoing by the successor public accountant, once appointed.

     Attached hereto as Exhibit 16 is a letter from Arthur Andersen confirming
                        ----------
that such firm agrees with the statements herein that relate to Arthur
Andersen.

Item 7.    Financial Statements and Exhibits
           ---------------------------------

Exhibit 16    Letter to Securities and Exchange
              Commission from Arthur Andersen







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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 19, 1996                            ADVANCED DEPOSITION
                                                  TECHNOLOGIES, INC.


                                                  By: /s/ Glenn J. Walters
                                                      ---------------------
                                                      Glenn J. Walters
                                                      President














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